UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2012

CASABLANCA MINING LTD.

(Name of small business issuer specified in its charter)

Nevada	000-53558	80-0214005
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

9880 Magnolia Ave. Suite 176

Santee, CA 92071

(Address of principal executive offices)

(former name or former address, if changed since last report)

619-717-8047

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As of January 17, 2012, Angelique de Maison advanced $900,000 to Casablanca Mining Ltd. (the “Company”) to fund short term cash requirements, on terms that will be negotiated in the future.

Ms. de Maison is a director of the Company and owns approximately 12.4% of the Company’s outstanding common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2012	CASABLANCA MINING LTD.

	By:	/s/ Zirk Engelbrecht
Zirk Engelbrecht President

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